EXHIBIT 10.50

BORDERS GROUP, INC.

AMENDMENT NO. 1
to the
MULTICURRENCY REVOLVING CREDIT AGREEMENT

        This AMENDMENT NO. 1 dated as of September 18, 2002 (the “Amendment”) to the MULTICURRENCY REVOLVING CREDIT AGREEMENT is by and among BORDERS GROUP, INC (“BGI”), BORDERS, INC., WALDEN BOOK COMPANY, INC., BGP (UK) LIMITED, BORDERS (UK) LIMITED and BORDERS AUSTRALIA PTY LTD (each individually, a “Borrower” and together with BGI, the “Borrowers”), the lending institutions signatory hereto, PNC Bank, National Association, as administrative agent for itself and such other lending institutions (the “Administrative Agent”), Fleet National Bank, as syndication agent for itself and such other lending institutions (the “Syndication Agent”), Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago) as documentation agent for itself and such other lending institutions.

        WHEREAS, the Borrowers, the lending institutions listed on Schedule 1 thereto (the “Lenders”), the Administrative Agent, the Syndication Agent, Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago) as documentation agent for itself and such other lending institutions are parties to that certain Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the “Credit Agreement”;

        WHEREAS, at the Borrowers’ request, the Lenders and the Bank Agents, subject to the terms and conditions hereof, have agreed to amend the Credit Agreement as set forth herein;

        NOW, THEREFORE, the Borrowers, the Lenders and the Bank Agents hereby agree as follows:

        ss.1. Defined Terms. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        ss.2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

        (a) Amendment of Restricted Payment Amount Definition. The definition of "Restricted Payment Amount" set forth in ss.1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

Restricted Payment Amount. (a) Over the term of the Credit Agreement, an amount not to exceed the sum of (i) $100,000,000 plus (ii) the aggregate amount paid to BGI (whether in cash or in shares of BGI’s stock), from time to time and at any time since the Closing Date, by officers, employees or directors of BGI or any of its Subsidiaries in connection with the exercise of options to purchase shares of BGI’s stock, plus (iii) the realized tax benefit (as calculated by BGI in a manner satisfactory to the Bank Agents) for tax years ending after the Closing Date, resulting from the exercise, from time to time and at any time since the Closing Date, of such options or resulting from the lapse, from time to time and at any time since the Closing Date, of restrictions on (and vesting of rights in) certain shares of BGI’s stock subject to the Management Stock Purchase Plan or any similar successor plan and (b) during any Fiscal Year, an amount not to exceed the sum of (i) $50,000,000 plus (ii) the aggregate amount paid to BGI (whether in cash or in shares of BGI’s stock), from time to time and at any time during such Fiscal Year, by officers, employees or directors of BGI or any of its Subsidiaries in connection with the exercise of options to purchase shares of BGI’s stock, plus (iii) the realized tax benefit (as calculated by BGI in a manner satisfactory to the Bank Agents) for such Fiscal Year, resulting from the exercise, from time to time and at any time since January 28, 2002, of such options or resulting from the lapse, from time to time and at any time since January 28, 2002, of restrictions on (and vesting of rights in) certain shares of BGI’s stock subject to the Management Stock Purchase Plan or any similar successor plan. For purposes of calculating the Restricted Payment Amount, to the extent shares of BGI’s stock are delivered to BGI in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI’s stock option plan) on the date of delivery to BGI. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.

        (b) Amendment of SunTrust Portion Definition. The definition of "SunTrust Portion" set forth in ss.1.1 of the Credit Agreement is amended by deleting the date "November 1, 2002" that appears in such definition and substituting in place thereof the date "December 1, 2002".

        (c) Addition of Definition. Section 1.1 of the Credit Agreement is amended by inserting the following new definition in the appropriate alphabetical order therein:

Syndication Agent. Fleet National Bank acting as syndication agent for the Lenders and each other Person appointed as the successor Syndication Agent in accordance with §14.9.

        (d) Amendment of Letter of Credit Commitments Section. Section 4.1.1 of the Credit Agreement is amended by deleting the dollar amount "$25,000,000" that appears in such section and substituting in place thereof the dollar amount "50,000,000".

        (e) Amendment of Restrictions on Indebtedness Covenant. Section 9.1(j) of the Credit Agreement is amended by (i) deleting the date "October 31, 2002" that appears in clause (i) of such paragraph (j) and substituting in place thereof the date "November 30, 2002" and (ii) deleting the date "November 1, 2002" that appears in clause (ii) of such paragraph (j) and substituting in place thereof the date "December 1, 2002".

        ss.3. Affirmation of the Borrowers and Guarantors. Each of the Borrowers hereby affirms its absolute and unconditional promise to pay to each Lender and the Agents the Loans and all other amounts due under the Notes and the Credit Agreement as amended hereby, at the times and in the amounts provided for therein. Each of the Guarantors hereby affirms its guaranty of the Obligations in accordance with the provisions of the Guaranty.

        ss.4. Conditions to Effectiveness. Upon satisfaction of the following conditions, this Amendment shall be deemed effective as of the date hereof (the "Effective Date"):

(a) Loan Documents. This Amendment shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Required Lenders.

(b) Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrowers shall have been duly and effectively taken, and evidence thereof satisfactory to the Syndication Agent shall have been provided to the Syndication Agent.

        ss.5. Representations and Warranties. The Borrowers hereby represent and warrant to the Lenders, the Agents and the Issuing Bank as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and their Subsidiaries contained in the Credit Agreement, as amended hereby, are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warrants relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing.

(b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment and all related documents and the consummation of the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.

(c) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each Borrower and each of their respective Subsidiaries party thereto, enforceable against each Borrower and each of their respective Subsidiaries, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        ss.6. . No Other Amendments. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

        ss.7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        ss.8. . Governing Law. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

        ss.9. Headings. Headings or captions used in this Amendment are for convenience or reference only and shall not define or limit the provisions hereof.

        ss.10. Expenses. The Borrowers jointly and severally hereby agree to pay to the Syndication Agent, on demand by the Syndication Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Syndication Agent in connection with the preparation of this Amendment (including reasonable legal fees).

        IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.